Exhibit 4.1

AGREE LIMITED PARTNERSHIP,
as Company,

AGREE REALTY CORPORATION,
as Guarantor,

INDENTURE

Dated as of August 17, 2020

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

TABLE OF CONTENTS

i

AGREE LIMITED PARTNERSHIP

Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of ___________, 2020

§ 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
§ 311(a)	7.11
(b)	7.11
(c)	Not Applicable
§ 312(a)	2.6
(b)	11.3
(c)	11.3
§ 313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)(1)	7.6
(d)	7.6
§ 314(a)	4.2, 11.5
(b)	Not Applicable
(c)(1)	11.4
(c)(2)	11.4
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	11.5
(f)	Not Applicable
§ 315(a)	7.1
(b)	7.5
(c)	7.1
(d)	7.1
(e)	6.14
§ 316(a)	2.10
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(b)	6.8
§ 317(a)(1)	6.3
(a)(2)	6.4
(b)	2.5
§ 318(a)	11.1

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Indenture dated as of August 17, 2020 among Agree Limited Partnership, a Delaware limited partnership (the “Company”), Agree Realty Corporation, a Maryland corporation operating as a real estate investment trust (the “General Partner”), as Guarantor, and U.S. Bank National Association (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.                   Definitions.

“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified herein or therein and which are owing to such Holders.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Notice Agent.

“Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

“Board of Directors” means the board of directors of the General Partner.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the General Partner to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution (including the establishment of any Series of the Securities and the forms and terms thereof), such action may be taken by any committee, officer or employee of the General Partner, authorized to take such action by the Board of Directors, as evidenced by a Board Resolution.

“Business Day” means, unless otherwise provided by Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2, any day except a Saturday, Sunday or a Legal Holiday in The City of New York (or in connection with any payment, the place of payment) on which banking institutions are authorized or required by law, regulation or executive order to be closed.

“Capital Stock” means, with respect to any person, all of the shares of capital stock of (or other ownership or profit interests in) such person, all of the warrants, options or other rights for the purchase or acquisition from such person of shares of capital stock of (or other ownership or profit interests in) such person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such person or warrants, rights or options for the purchase or acquisition from such person of such shares (or such other interests), and all of the other ownership or profit interests in such person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

“Company Order” means a written order signed in the name of the Company by an Officer.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered.

“CUSIP number” means the alphanumeric designation assigned to a security by Standard & Poor’s, CUSIP Service Bureau.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such Series by the Company and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.

“Dollars” and “$” means the currency of The United States of America.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“General Partner” means the party named as such above until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Guarantee” means the full and unconditional guarantee, if any, by a Guarantor of the Company’s obligations with respect to a Series of Securities pursuant to the terms set forth in this Indenture.

“Guaranteed Series of Securities” means a Series of Securities, the obligations of the Company with respect to which are guaranteed by a Guarantor.

“Guarantor” initially means the General Partner and shall include any Subsidiary of the Company that becomes a Guarantor with respect to a particular Series of Securities pursuant to a Board Resolution, supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2, and, subject to the provisions of Article 5 hereof, shall include their respective successors and assigns.

“Holder” or “Securityholder” means a person in whose name a Security is registered.

“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated by Section 2.2.

“interest” with respect to any Discount Security which by its terms bears interest only after a Maturity Date, means interest payable after the Maturity Date.

“Material Subsidiary” means one or more Subsidiaries, individually or in the aggregate, having assets equal to or greater than $50,000,000 in value calculated in accordance with GAAP.

“Maturity Date” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, or call for redemption.

“Officer” means the Chief Executive Officer, President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, and any Vice President of the General Partner.

“Officer’s Certificate” means a certificate signed by any Officer.

“Opinion of Counsel” means a written opinion of legal counsel who is reasonably acceptable to the Trustee. If agreeable to the Trustee in its sole discretion, the counsel may be an employee of or counsel to the Company or the General Partner.

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having responsibility for administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

“SEC” means the Securities and Exchange Commission.

“Securities” means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.1 and 2.2 hereof.

“Stated Maturity” when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security or interest is due and payable.

“Subsidiary” of any specified person means any corporation, partnership, limited liability company or other business entity of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

“Subsidiary Guarantors” means, as of any date, all Subsidiaries of the General Partner that guarantee the obligations of the Company under this Indenture and any Series of Securities in accordance with the provisions of this Indenture, and “Subsidiary Guarantor” means any one of the Subsidiary Guarantors; provided that upon the release or discharge of such Subsidiary Guarantor from its Guarantee in accordance with the Indenture, the Board Resolution, a supplemental indenture or Officer’s Certificate, such Subsidiary shall cease to be a Subsidiary Guarantor.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trustee” means the person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“Uniform Fraudulent Transfer Act” means the Uniform Fraudulent Transfer Act as adopted by any state with jurisdiction over the Company or any Guarantor and any successor legislation.

“Uniform Voidable Transactions Act” means the Uniform Voidable Transactions Act as adopted by any state with jurisdiction over the Company or any Guarantor and any successor legislation.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into Law October 26, 2001)).

“U.S. Government Obligations” means securities which are direct obligations of, or guaranteed by, the United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.

Section 1.2.                   Other Definitions.

TERM	DEFINED IN SECTION
“DTC”	2.14
“Event of Default”	6.1
“Legal Holiday”	11.7
“mandatory sinking fund payment”	12.1
“Notice Agent”	2.4
“optional sinking fund payment”	12.1
“Paying Agent”	2.4
“Registrar”	2.4
“Successor Person”	5.1

Section 1.3.                   Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“obligor” on the indenture securities means the Company and each Guarantor, respectively, and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.4.                   Rules of Construction.

Unless the context otherwise requires:

(a)               a term has the meaning assigned to it;

(b)               an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)               “or” is not exclusive;

(d)               words in the singular include the plural, and in the plural include the singular;

(e)               provisions apply to successive events and transactions; and

(f)                the phrase “in writing” as used herein shall be deemed to include portable document format attachments and other electronic means of transmission, unless otherwise indicated (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

ARTICLE II.
THE SECURITIES

Section 2.1.                   Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth or determined in the manner provided in a Board Resolution, a supplemental indenture or an Officer’s Certificate detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officer’s Certificate or supplemental indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

Section 2.2.                   Establishment of Terms of Series of Securities.

At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.23) by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, supplemental indenture hereto or Officer’s Certificate:

2.2.1.          the title (which shall distinguish the Securities of that particular Series from the Securities of any other Series except to the extent that additional securities of an existing Series are being issued);

2.2.2.          the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

2.2.3.          any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6);

2.2.4.          the date or dates on which the principal of the Securities of the Series is payable;

2.2.5.          the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any,

2.2.6.          the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall be payable and any regular record date for the interest payable on any interest payment date;

2.2.7.          if such interest will be payable other than in cash, including by issuance of additional securities of the same Series or will accrue and increase the aggregate outstanding principal amount of such Securities of the Series;

2.2.8.          the place or places where the principal of, and premium, if any, and interest, if any, on the Securities of the Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

2.2.9.          if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

2.2.10.        the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

2.2.11.        the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

2.2.12.        if other than denominations of $1,000 and any integral multiple thereof, the minimum denominations in which the Securities of the Series shall be issuable;

2.2.13.        the forms of the Securities of the Series and whether the Securities will be issuable as Global Securities, and in such case, the Depositary for such Series;

2.2.14.        if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.2;

2.2.15.        the provisions, if any, relating to any security provided for the Securities of the Series;

2.2.16.        any addition to, deletion of or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2;

2.2.17.        any addition to, deletion of or change in the covenants set forth in Articles IV or V which applies to Securities of the Series;

2.2.18.        any interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series;

2.2.19.        the provisions, if any, relating to conversion or exchange of any Securities of such Series, including if applicable, the conversion or exchange price, the conversion or exchange period, the securities or other property into which the Securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the Holders thereof or at the option of the Company, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such Series of Securities are redeemed;

2.2.20.        whether the Securities of such Series will be senior debt securities or subordinated debt securities and, if applicable, the subordination terms thereof;

2.2.21.        any Guarantor of the Securities of such Series pursuant to Article X in addition to the General Partner, and the form and terms of the Guarantees (including provisions relating to seniority or subordination of such Guarantees and the release of the Guarantors), if any, of any payment or other obligations on such Securities and any additions or changes to this Indenture to permit or facilitate guarantees of such Securities;

2.2.22.        any addition to or change in the provisions related to satisfaction and discharge or covenant defeasance or legal defeasance in Article VIII;

2.2.23.        whether the Securities of such Series are to be issued as Discount Securities and the amount of discount with which such Securities may be issued; and

2.2.24.         any other terms of the Series (which may supplement, modify or delete any provision of this Indenture insofar as it applies to such Series), including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of Securities of that Series.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture hereto or Officer’s Certificate referred to above.

Section 2.3.                   Execution and Authentication.

An Officer shall sign the Securities for the Company by manual, facsimile, electronic or portable document format signature. Any Guarantee on the Securities shall be executed on behalf of the applicable Guarantor by an Officer or by the Company as the sole member of such Guarantor by manual, facsimile, electronic or portable document format signature in the name and on behalf of such Guarantor.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual, facsimile, electronic or portable document format signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2, upon receipt by the Trustee of a Company Order, Officer’s Certificate and Opinion of Counsel. Such Company Order may authorize authentication and delivery pursuant to electronic instructions from the Company or its duly authorized agent or agents. Each Security shall be dated the date of its authentication.

The aggregate outstanding principal amount of Securities of any Series at any time may not exceed any limit upon the maximum principal amount for such Series set forth in Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2, except as provided in Section 2.8.

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officer’s Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officer’s Certificate complying with Section 11.4 (which may be the same Officer’s Certificate as provided under clause (a) hereof), and (c) an Opinion of Counsel complying with Section 11.4.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (b) if the Trustee in good faith determines that such action would expose the Trustee to personal liability.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as the Trustee to deal with the Company or an Affiliate of the Company.

Section 2.4.                   Registrar and Paying Agent.

The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where Securities of such Series may be presented or surrendered for payment (“Paying Agent”), where Securities of such Series may be surrendered for registration of transfer or exchange (“Registrar”) and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be delivered (“Notice Agent”). The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Notice Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Notice Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided, however, that any appointment of the Trustee as the Notice Agent shall exclude the appointment of the Trustee or any office of the Trustee as an agent to receive the service of legal process on the Company. The Company may change any Registrar or Paying Agent of a Series without notice to any Holder.

The Company may also from time to time designate one or more co-registrars, additional paying agents or additional notice agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Notice Agent in each place so specified pursuant to Section 2.2 for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional notice agent. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Notice Agent” includes any additional notice agent. The Company or any of its Affiliates may serve as Registrar or Paying Agent.

The Company hereby appoints the Trustee to act as the initial Registrar, Paying Agent and Notice Agent for each Series unless another Registrar, Paying Agent or Notice Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

Section 2.5.                   Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee in writing of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.6.                   Securityholder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee and Registrar at least 10 days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.

Section 2.7.                   Transfer and Exchange.

Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment by the applicable Securityholders of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6).

Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business 15 days immediately preceding the sending of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day such notice is sent, or (b) to register the transfer of or exchange of Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

Section 2.8.                   Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity bond as may be required by each of them to hold itself and any of its agents harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If, after the delivery of such replacement Security, a bona fide purchaser of the original Security in lieu of which such replacement Security was issued presents for payment or registration such original Security, the Trustee shall be entitled to recover such replacement Security from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and, for the avoidance of doubt, the Company, the Trustee and the Agent shall be entitled to recover upon the security or indemnity provided therefor.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.9.                   Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to the foregoing and to Section 2.10, in determining whether the Holders of the requisite principal amount of outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder (including, without limitation, determinations pursuant to Articles VI and IX hereof), only Securities outstanding at the time of such determination shall be considered in any such determination.

If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on the Stated Maturity of Securities of a Series money sufficient to pay all amounts payable in respect of such Securities on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

The Company or an Affiliate may purchase or otherwise acquire the Securities, whether by open market purchases, negotiated transactions or otherwise. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security (but see Section 2.10 below).

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.2.

Section 2.10.                 When Securities Disregarded.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Company, any other obligor on the Securities or any Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that a Responsible Officer actually knows are so owned shall be so disregarded.

Section 2.11.                 Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order in accordance with the procedures in Section 2.3. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon receipt of a Company Order shall authenticate definitive Securities of the same Series and Stated Maturity in exchange for temporary Securities. Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.

Section 2.12.                 Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act and the Trustee) and deliver a certificate of such cancellation to the Company upon written request of the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 2.13.                 Defaulted Interest.

If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders of the Series on a subsequent special record date. The Company shall fix the record date and payment date. At least 10 days before the special record date, the Company shall send to the Trustee and to each Securityholder of the Series a notice that states the special record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

Section 2.14.                 Global Securities.

2.14.1.        Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2 shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

2.14.2.        Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.7 and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.14.2, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book-entry.

2.14.3.        Legends. Any Global Security issued hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

In addition, if and so long as the Depository Trust Company (“DTC”) is the Depositary, each Global Security registered in the name of DTC or its nominee shall bear a legend in substantially the following form:

“UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

2.14.4.        Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

2.14.5.              Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

2.14.6.              Consents, Declaration and Directions. The Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary or by the applicable procedures of such Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture and neither the Company nor the Trustee shall have any liability or responsibility for any action or inaction of the Depositary or any clearinghouse.

Section 2.15.               CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE III.
REDEMPTION

Section 3.1.                   Notice to Trustee.

The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Series of Securities (identified by CUSIP) to be redeemed. The Company shall give the notice at least 15 days before the redemption date, unless a shorter period is satisfactory to the Trustee.

Section 3.2.                   Selection of Securities to be Redeemed.

Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2, if less than all the Securities of a Series are to be redeemed, the Securities of the Series to be redeemed will be selected as follows: (a) if the Securities are in the form of Global Securities, in accordance with the procedures of the Depositary, (b) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or (c) if not otherwise provided for under clause (a) or (b) in the manner that the Trustee deems fair and appropriate, including by lot, pro rata or other method, unless otherwise required by law or applicable stock exchange requirements, subject, in the case of Global Securities, to the applicable rules and procedures of the Depositary. The Securities to be redeemed shall be selected from Securities of the Series outstanding not previously called for redemption. Portions of the principal of Securities of the Series that have denominations larger than $1,000 may be selected for redemption. Securities of the Series and portions of them selected for redemption shall be in amounts of $1,000 or whole multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.2.11, the minimum principal denomination for each Series and the authorized integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption. Notices of redemption may be subject to the satisfaction of one or more conditions precedent to the extent so indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate delivered pursuant to Section 2.2; otherwise, a notice of redemption may not be conditional. Subject to the satisfaction of any conditions precedent to such redemption (to the extent so indicated for a particular Series of Securities by a Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2), Securities called for redemption become irrevocably due on the date fixed for redemption at the applicable redemption price, plus accrued and unpaid interest to, but not including, the redemption date. On and after the redemption date, unless the Company defaults in paying the applicable redemption price, interest ceases to accrue or accrete on Securities or portions of them called for redemption. If a redemption is subject to the satisfaction of one or more conditions precedent (to the extent so indicated for a particular Series of Securities by a Board Resolution, supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2), the redemption date may be delayed by the Company until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed. In such case, references herein to “redemption date” mean the original redemption date or the redemption date so delayed.

Section 3.3.                   Notice of Redemption.

Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2, at least 15 days but not more than 60 days before a redemption date, the Company shall send or cause to be sent by first-class mail or electronically, in accordance with the procedures of the Depositary, a notice of redemption to each Holder whose Securities are to be redeemed.

The notice shall identify the Securities of the Series to be redeemed and shall state:

(a)               the redemption date;

(b)               the redemption price, including interest accrued and unpaid to, but not including, the redemption date;

(c)               the name and address of the Paying Agent;

(d)               if any Securities are being redeemed in part, the portion of the principal amount of such Securities to be redeemed and that, after the redemption date and upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion of the original Security shall be issued in the name of the Holder thereof upon cancellation of the original Security;

(e)               that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)                any conditions precedent to such redemption and, if the Company elects to do so, that the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion);

(g)               that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date unless the Company defaults in the deposit of the redemption price;

(h)               the CUSIP number, if any; and

(i)                 any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

Section 3.4.                   Effect of Notice of Redemption.

Once notice of redemption is sent as provided in Section 3.3, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price. Except as otherwise provided in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2, a notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.

Section 3.5.                   Deposit of Redemption Price.

On or before 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date, other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation. The Trustee or the Paying Agent shall as promptly as practicable return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of the Securities called for redemption. If a Security is redeemed on or after a regular record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the person in whose name such Security was registered at the close of business on such regular record date and the redemption price shall not include accrued and unpaid interest, if any, up to, but not including, the redemption date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities.

Section 3.6.                   Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV.
COVENANTS

Section 4.1.                   Payment of Principal and Interest.

The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture. On or before 11:00 a.m., New York City time, on the applicable payment date, the Company shall deposit with the Paying Agent money sufficient to pay the principal of and interest, if any, on the Securities of each Series in accordance with the terms of such Securities and this Indenture.

Section 4.2.                   SEC Reports.

To the extent any Securities of a Series are outstanding, the Company and the General Partner shall deliver to the Trustee for each Series within 15 days of the date the Company or the General Partner is required to file the same with the SEC copies of the annual reports, quarterly reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company or the General Partner is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company and the General Partner also shall comply with the other provisions of TIA § 314(a). If the Company or the General Partner is not subject to the requirements of such Section 13 or 15(d), the Company or the General Partner shall nevertheless continue to (1) file such reports and other documents with the SEC (unless the SEC will not accept such filings) on or prior to the respective dates by which the Company or the General Partner, would have been required so to file such documents if it were so subject, and (2) file with the Trustee for each Series copies of such reports and other documents; provided if the SEC will not accept such filings for any reason, the Company will make the reports referred to in the preceding paragraph available on its website within the required timeframe that would apply if the Company were required to file those reports with the SEC. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the Trustee and the Holders as of the time of such filing via EDGAR for purposes of this Section 4.2. The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR.

The Company and the General Partner shall also file with the Trustee for each Series, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to such act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the SEC. Delivery of reports, information and documents to the Trustee under this Section 4.2 are for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall nave no liability or responsibility for the filing, timeliness or content of any such report.

Section 4.3.                   Compliance Certificate.

To the extent any Securities of a Series are outstanding, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate stating that a review of the Company and the General Partner during the preceding fiscal year has been made under the supervision of the signing Officers in their duties as Officers of the General Partner and to the best knowledge of such Officers, such review did not disclose that a Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default shall have occurred and is continuing, describing all such Defaults or Events of Default of which the Officer has knowledge and the steps to be taken to cure such Defaults or Events of Default). The Trustee shall have no liability or responsibility for the delivery of, timeliness or content of any such Officer’s Certificate.

Section 4.4.                   Stay, Extension and Usury Laws.

The Company and the General Partner covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company and the General Partner (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.5.                   Existence.

Subject to Article V hereof, each of the Company and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, that neither the Company nor any Guarantor shall be required to preserve any such right or franchise if the Company or the Board of Directors, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Guarantor, as applicable.

ARTICLE V.
SUCCESSORS

Section 5.1.                   Company and General Partner May Consolidate, Etc., on Certain Terms.

Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2, neither the Company nor the General Partner shall consolidate or merge with or into, any other person, or convey, sell, transfer or lease all or substantially all of its respective properties and assets to any person unless:

(a)               the person formed by such consolidation or merger (if other than the Company or the General Partner, as applicable) or the person which acquires by conveyance or transfer, or which leases all or substantially all of the properties and assets of the Company or the General Partner, as applicable, shall be a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction (the “Successor Person”) and shall expressly assume, by a supplemental indenture in customary and commercially reasonable form, executed and delivered to the Trustee, (1) in the case of a Successor Person to the Company, the due and punctual payment of the principal of and interest on all the Securities of any Series and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed by the Company or (2) in the case of a Successor Person to the General Partner, all of the obligations of the General Partner under the Guarantee of the General Partner and the performance or observance of every covenant of the Indenture on the part of the General Partner to be performed or observed by the General Partner; and

(b)               immediately after giving effect on a pro forma basis to such transaction, no Event of Default shall have occurred and be continuing and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(c)               the Company or the General Partner, as applicable, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, sale, transfer or lease and such supplemental indenture, if any, comply with this Section 5.1 and that all conditions precedent provided for in this Indenture relating to such transaction and the supplemental indenture in respect thereto have been complied with.

Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2, neither the Company nor the General Partner will permit any Subsidiary Guarantor to consolidate or merge with into, any other person, or convey, sell, transfer or lease all or substantially all of its respective properties and assets to any person unless the following conditions are met:

(d)               such Subsidiary Guarantor shall be the continuing entity, or the successor entity (if not such Subsidiary Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, all the obligations of such Subsidiary Guarantor, if any, under the Series of Securities or its guarantee, as applicable; provided, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another person (other than to the General Partner or an Affiliate of the General Partner), whether through a merger, consolidation or sale of Capital Stock or has sold, leased or conveyed all or substantially all of its assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary;

(e)               immediately after giving effect on a pro forma basis to the transaction, no Event of Default shall have occurred and be continuing and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(f)                an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, sale, transfer or lease and such supplemental indenture, if any, comply with this Section 5.1 and that all conditions precedent provided for in this Indenture relating to such transaction and the supplemental indenture in respect thereto have been complied with shall be delivered to the Trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which such Subsidiary Guarantor is not the continuing entity, the Successor Person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of such Subsidiary Guarantor, and such Subsidiary Guarantor shall be discharged from its obligations under the Indenture.

Notwithstanding the above, any Subsidiary of the Company that is not a Subsidiary Guarantor may consolidate with, merge into or convey, transfer or lease all or substantially all of its properties to the Company or to any other Guarantor. Neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith if the Company or another Guarantor is the surviving entity.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

•	a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the General Partner, the Company or any of the Subsidiary Guarantors; or

•	a merger between the General Partner or any of its Subsidiaries, respectively, and the General Partner or such Subsidiary incorporated or formed solely for the purpose of reincorporating or reorganizing the General Partner or such Subsidiary in another state of the United States.

Section 5.2.          Successor Person Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or a Guarantor, as applicable, with or merger of the Company or a Guarantor, as applicable, into, any other person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company or such Guarantor, as applicable, to any other person in accordance with Section 5.1, the Successor Person will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as applicable, with respect to each Series of Securities then outstanding under this Indenture with the same effect as if such Successor Person had been named therein as the Company or a Guarantor, as applicable, and thereafter the Company or such Guarantor, as applicable, will be automatically released from all obligations and covenants under this Indenture and the Securities, as the case may be, and may liquidated and dissolve.

ARTICLE VI.
DEFAULTS AND REMEDIES

Section 6.1.                   Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2, it is provided that such Series shall not have the benefit of said Event of Default:

(a)               default in the payment of any interest on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to 11:00 a.m., New York City time, on the 30th day of such period); or

(b)               default in the payment of principal, premium if any, of any Security of that Series at the Maturity Date; or

(c)               default in the performance or breach of any covenant or warranty by the Company, the General Partner, or in the case of any Guaranteed Series of Securities only, any Guarantor of such Guaranteed Series of Securities, in this Indenture (other than defaults pursuant to paragraphs (a) or (b) above or pursuant to a covenant or warranty that has been included in this Indenture solely for the benefit of a Series of Securities other than that Series), which default continues uncured for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of that Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d)               the Company, the General Partner or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)                commences a voluntary case,

(ii)               consents to the entry of an order for relief against it in an involuntary case,

(iii)              consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv)              makes a general assignment for the benefit of its creditors, or

(v)               generally is unable to pay its debts as the same become due; or

(e)               a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                is for relief against the Company, the General Partner or any Material Subsidiary in an involuntary case,

(ii)               appoints a Custodian of the Company, the General Partner or any Material Subsidiary for all or substantially all of its property, or

(iii)              orders the liquidation of the Company, the General Partner or any Material Subsidiary

and the order or decree remains unstayed and in effect for 60 days;  or

(f)                the Guarantee of any Guarantor required to guarantee the Securities ceases to be in full force and effect (other than in accordance with the provisions of the Indenture) or such Guarantor denies or disaffirms in writing its obligations under the Indenture or its Guarantee; or

(g)               any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, in accordance with Section 2.2.

The Company will provide the Trustee written of notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action the Company is taking or proposes to take in respect thereof. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interest of Securityholders of that Series.

Section 6.2.                   Acceleration of Maturity; Rescission and Annulment.

(a)       If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(d) or (e)) then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of that Series may declare the principal amount (or, if any Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) of premium, if any, and accrued and unpaid interest, if any, to, but not including, the date of acceleration, on all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) specifying the Event of Default, and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.1(d) or (e) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)       At any time after the principal of the Securities of that Series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Securities of that Series then outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(i)                   the Company or the General Partner has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of that Series and the principal of (and premium, if any) any and all Securities of that Series that shall have become due otherwise than solely as a result of acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Securities of that Series to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.7, and

(ii)                  any and all Events of Default under the Indenture with respect to such Series, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest on Securities of that Series that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.13. No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

(c)       In case the Trustee shall have proceeded to enforce any right with respect to Securities of that Series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceedings, the Company, the General Partner, and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the General Partner and the Trustee shall continue as though no such proceedings had been taken.

(d)       No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.3.                   Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a)               default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 60 days, or

(b)               default is made in the payment of principal of any Security at the Stated Maturity thereof, or

(c)               default is made in the deposit of any sinking fund payment, if any, when and as due by the terms of a Security,

then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4.                   Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)               to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)               to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5.                   Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.6.                   Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee or any Agent under Section 7.7; and

Second: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third: To the Company or for any Guaranteed Series of Securities, the Guarantor of such Series or to such party as a court of competent jurisdiction shall otherwise direct.

Section 6.7.                   Limitation on Suits.

No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)               such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

(b)               the Holders of not less than 25% in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)               such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request;

(d)               the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)               no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;

it being understood, intended and expressly covenanted by the Holder of every Security with every other Holder and the Trustee that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders of the applicable Series.

Section 6.8.                   Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest, if any, on such Security on the Maturity Date of such Security, including the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9.                 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10.               Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11.               Delay or Omission Not Waiver.

No delay or omission of the Trustee, any Agent or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12.               Control by Holders.

The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that:

(a)               such direction shall not be in conflict with any rule of law or with this Indenture,

(b)               the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,

(c)               subject to the provisions of Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the proceeding so directed would involve the Trustee in personal liability, and

(d)               prior to taking any action as directed under this Section 6.12, the Trustee shall be entitled to indemnity and security satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 6.13.               Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series, by written notice to the Trustee and the Company, waive any past Default hereunder with respect to such Series and its consequences, except a Default (a) in the payment of the principal of, premium, if any, or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) and (b) in respect of a covenant or provision contained in this Indenture that cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby.. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14.               Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Maturity Date of such Security, including the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE VII.
TRUSTEE

Section 7.1.                   Duties of Trustee.

(a)               If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)               Except during the continuance of an Event of Default:

(i)                 The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(ii)                In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the form requirements of this Indenture.

(c)               The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                 This paragraph does not limit the effect of paragraph (b) of this Section.

(ii)                The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)               The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with a direction received by it pursuant to Section 6.12 hereof.

(d)               Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section.

(e)               The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power.

(f)                The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)               No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee in its satisfaction.

(h)               Each Agent and any authenticating agent shall be entitled to the protections and immunities as are set forth in Article VII with respect to the Trustee.

Section 7.2.                   Rights of Trustee.

(a)               The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)               Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)               The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)               The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)               The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it in reliance thereon.

(f)                The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)               The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)               The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is actually received by the Trustee at the Corporate Trust Office, and such notice references the Securities generally or the Securities of a particular Series and this Indenture.

(i)                 In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(j)                 The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(k)               Under no circumstances shall the Trustee be liable in its individual capacity, or otherwise, for the obligations evidenced by the Securities.

(l)                 The Trustee shall have no obligation to undertake any calculation hereunder or have any liability for any calculation performed in connection herewith or the transactions contemplated hereunder.

(m)               The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(n)               The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

(o)               The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.3.                   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4.                   Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants under the Indenture, any Officer’s Certificate or supplemental indenture or the Series of Securities (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, compliance with any such covenants as aforesaid or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the Indenture, or participate in any conference calls.

The Company will provide a schedule of any calculations required hereunder or under any supplemental indenture or Officer’s Certificate, including calculations of any amounts to be paid under the Indenture or the Series of Securities to the Trustee. The Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee has no duty or responsibility to monitor or ensure compliance with any of the covenants described herein by the Company or any Guarantor.

Section 7.5.                   Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is actually known to a Responsible Officer, the Trustee shall send to each Securityholder of the Securities of that Series notice of such Default or Event of Default within 90 days after a Responsible Officer has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, and premium, if any, or interest on, any Security of any Series, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interest of Securityholders of that Series.

Section 7.6.                   Reports by Trustee to Holders.

Within 60 days after each anniversary of the date of this Indenture, the Trustee shall deliver to all Securityholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such anniversary date, in accordance with, and to the extent required under, TIA § 313.

A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each national securities exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee when Securities of any Series are listed (or delisted as the case may be) on any national securities exchange.

Section 7.7.                   Compensation and Indemnity.

The Company shall pay to the Trustee (acting in any capacity hereunder) from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out of pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company and each Guarantor shall indemnify each of the Trustee and any predecessor Trustee (including for the cost of defending itself) against any cost, expense or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity, although the failure to so notify shall not negate any indemnification obligation hereunder. The Company or the applicable Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel in each applicable jurisdiction and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

The Company and any Guarantor need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through willful misconduct, negligence or bad faith, as determined by a court of competent jurisdiction in a final non-appealable order.

To secure the Company’s and each Guarantor’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities of that Series.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(d) or (e) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.8.                   Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company at least 30 days prior. The Company may, upon 30-day notice, remove the Trustee with respect to Securities of one or more Series if:

(a)               the Trustee fails to comply with Section 7.10;

(b)              the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)               a Custodian takes charge of the Trustee or its property; or

(d)               the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company in the case of a petition by the Trustee), the Company or the Holders of at least a majority in principal amount of the outstanding Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Securityholder of each such Series. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers and duties under this Indenture prior to such replacement. The resigning or removed Trustee shall have no liability or responsibility for the action or inaction of any successor Trustee.

Section 7.9.                   Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10.               Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

Section 7.11.               Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII.

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1.                   Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Order be discharged with respect to the Securities of any Series and cease to be of further effect as to all Securities of such Series (except as hereinafter provided in this Section 8.1), and the Trustee, at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture and of the Company and the Guarantor (for any Guaranteed Series of Securities) with respect to such Series of Securities, when

(a)               either:

(i)                 all Securities of such Series theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(ii)                all such Securities of such Series not theretofore delivered to the Trustee for cancellation:

(1)               have become due and payable by reason of sending a notice of redemption or otherwise, or

(2)               will become due and payable at their maturity within one year, or

(3)               have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

(4)               are deemed paid and discharged pursuant to Section 8.3, as applicable;

and the Company, in the case of (1), (2) or (3) above, shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount of money or U.S. Government Obligations, which amount shall be sufficient for the purpose of paying and discharging each installment of principal (including mandatory sinking fund or analogous payments) of and interest on all the Securities of such Series on the dates such installments of principal or interest are due;

(b)               the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)               the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge contemplated by this Section have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.4, 2.7, 2.8, 8.2 and 8.5 shall survive.

Section 8.2.                   Application of Trust Funds; Indemnification.

(a)               Subject to the provisions of Section 8.5, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.1, 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 8.1, 8.3 or 8.4, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.1, 8.3 or 8.4.

(b)               The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Sections 8.1, 8.3 or 8.4 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c)               The Trustee shall deliver or pay to the Company from time to time upon Company Order any U.S. Government Obligations or money held by it as provided in Sections 8.3 or 8.4 which, in the opinion of a nationally recognized firm of independent certified public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.

Section 8.3.                   Legal Defeasance of Securities of any Series.

Unless this Section 8.3 is otherwise specified pursuant to Section 2.2 to be inapplicable to Securities of any Series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of any Series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the Company and the Guarantor of such Series of Securities shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities of such Series and all Guarantees (if any) of such Series shall be discharged and the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, upon receipt of a Company Order, execute instruments acknowledging the same), except as to:

(a)               the rights of Holders of Securities of such Series to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of and each installment of principal of and interest on the outstanding Securities of such Series on the maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

(b)               the provisions of Sections 2.4, 2.5, 2.7, 2.8, 7.7, 8.2, 8.3 and 8.5; and

(c)               the rights, powers, trusts and immunities of the Trustee hereunder and the Company’s obligations in connection therewith;

provided that, the following conditions shall have been satisfied:

(d)               the Company shall have irrevocably deposited or caused to be deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of, premium, if any, and interest, on and any mandatory sinking fund payments in respect of all the Securities of such Series on the dates such installments of principal or interest and such sinking fund payments are due;

(e)               such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(f)                no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;

(g)               the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(h)               the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(i)                 the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.

Section 8.4.                   Covenant Defeasance.

Unless this Section 8.4 is otherwise specified pursuant to Section 2.2 to be inapplicable to Securities of any Series, the Company may omit to comply with respect to the Securities of any Series with any term, provision or condition set forth under Sections 4.2, 4.3, or 4.5, and 5.1 and, unless otherwise specified therein, any additional covenants specified in a Board Resolution, supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2 (and the failure to comply with any such covenants shall not constitute a Default or Event of Default with respect to such Series under Section 6.1) and the occurrence of any event specified in a Board Resolutions, supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2.18 and designated as an Event of Default shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such Series, but, except as specified above, the remainder of this Indenture and such Securities will be unaffected thereby; provided that the following conditions shall have been satisfied:

(a)               with reference to this Section 8.4, the Company has irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities cash in Dollars and/or U.S. Government Obligations, not later than one day before the due date of any payment of money, an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest on all the Securities of such Series on the dates such installments of principal or interest are due;

(b)               such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(c)               no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;

(d)               the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm, subject to customary exclusions, that the Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, covenant defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, covenant defeasance and discharge had not occurred;

(e)               The Company shall have delivered to the Trustee an Officer’s Certificate stating the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(f)                The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the covenant defeasance contemplated by this Section have been complied with.

Section 8.5.                   Repayment to Company.

Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.6.                   Reinstatement.

If the Trustee or Agent is unable to apply any monies or U.S. Government Obligations in accordance with the provisions of this Article, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and any Guarantor’s obligations under this Indenture and the Securities will be revived and reinstated as though no deposit had occurred until such time as the Trustee or Agent is permitted to apply all such money in accordance with the applicable provisions of this Article, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Securities following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX.
AMENDMENTS AND WAIVERS

Section 9.1.                   Without Consent of Holders.

The Company, the General Partner and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental to the Indenture or the Securities of one or more Series without the consent of any Securityholder for one or more of the following purposes:

9.1.1.      to cure any ambiguity, defect or inconsistency in the Indenture; provided that this action shall not adversely affect the interests of the Securityholders in any material respect;

9.1.2.      to evidence a successor to the Company as obligor or any Guarantor as guarantor under the Indenture with respect to the Securities;

9.1.3.      to make any change that does not adversely affect the interests of the Holders of any Securities then outstanding;

9.1.4.      to provide for the issuance of additional Securities in accordance with the limitations set forth in the Indenture;

9.1.5.      to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

9.1.6.      to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

9.1.7.      to reflect the release of any Guarantor, as guarantor, in accordance with the provisions of the Indenture;

9.1.8.      to secure the Securities;

9.1.9.      to add guarantors with respect to the Securities;

9.1.10.    to provide for uncertificated Securities in addition to or in place of certificated Securities; and

9.1.11.    to conform the text of the Indenture, any guarantee or the Securities to any provision of the “Description of Notes” in any offering document filed with the SEC to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, such Guarantee or the Securities (as certified in an Officers’ Certificate).

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by the Secretary or Assistant Secretary of the General Partner, authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company and the General Partner in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.1 may be executed by the Company, the General Partner and the Trustee without the consent of the Holders of any of any Securities at the time outstanding, notwithstanding any of the provisions of Section 9.2.

Section 9.2.                   With Consent of Holders.

The Company, the Guarantor (in the case of a Guaranteed Series of Securities) and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series. Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of any Series by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Company with any provision of this Indenture or the Securities with respect to such Series.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this section becomes effective, the Company shall send to the Holders of Securities affected thereby, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.3.                   Limitations.

Without the consent of each Securityholder affected, an amendment or waiver may not:

(a)               reduce the principal amount of the Securities whose Holders must consent to an amendment, supplement or waiver;

(b)               reduce the rate of or extend the time for payment of interest (including default interest) on the Securities;

(c)               reduce the principal of, or premium, if any, on, or change the fixed maturity of, the Securities;

(d)               waive an Event of Default in the payment of the principal of, or premium, if any, or interest on, if any, the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration);

(e)               make the principal of, or premium, if any, or interest on, the Securities payable in currency other than that stated in the Securities;

(f)                make any change to certain provisions of the Indenture relating to, among other things, the right of Holders of the Securities to receive payment of the principal of, or premium, if any, and interest on, if any, the Securities and to institute suit for the enforcement of any such payment and to waivers of past default or amendments;

(g)               waive a redemption payment with respect to the Securities; provided that such redemption is not made at the Company’s option; or

(h)               release any Guarantor as a guarantor of the Securities other than as provided in this Indenture or modify the guarantee in any manner adverse to the Holders.

Section 9.4.                   Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.5.                   Revocation and Effect of Consents.

Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.

Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (h) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the second immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.6.                   Notation on or Exchange of Securities.

The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon receipt of a Company Order in accordance with Section 2.3 new Securities of that Series that reflect the amendment or waiver.

Section 9.7.                   Trustee Protected.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall sign all supplemental indentures upon delivery of such an Officer’s Certificate or Opinion of Counsel or both, except that the Trustee need not sign any supplemental indenture that adversely affects its rights, duties, liabilities or immunities under this Indenture. Each Opinion of Counsel provided in connection with the execution of a supplemental indenture shall also provide that the supplemental indenture is the legal, valid and binding obligation of the Company (and any Guarantor) in accordance with its terms.

ARTICLE X.
GUARANTEES

This Article X shall apply only to a Series of Securities that is indicated in a Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2 as having a Guarantee and only for so long as, and to the extent of, such Guarantee.

Section 10.1.               Guarantee.

(a)               Subject to the other provisions of this Article X, the Guarantor hereby acknowledges and agrees that it receives substantial benefits from the Company and the Guarantor is providing the Guarantee for good and valuable consideration, including, without limitation, such substantial benefits, and unconditionally guarantees to each Holder of a Guaranteed Series of Securities (which Security has been authenticated and delivered by the Trustee), and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Guaranteed Series of Securities, or the obligations of the Company hereunder or thereunder, that:

(1)               the principal of and premium, if any, and interest on the Guaranteed Series of Securities will be promptly paid in full when due, whether at Stated Maturity, or by declaration of acceleration, call for redemption or otherwise, and interest on the overdue principal of and interest on the Guaranteed Series of Securities, if any, if lawful, and all other obligations of the Company to the Holders of Guaranteed Series of Securities, or the Trustee hereunder or thereunder, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof;

(2)               in case of any extension of time of payment or renewal of any Guaranteed Series of Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, or by declaration of acceleration, call for redemption or otherwise; and

(3)               in case there shall be more than one Guarantor under any Guaranteed Series of Securities, the obligations of the Guarantors shall be joint and several.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)               To the extent permitted under applicable law, the obligations of the Guarantor under the Guaranteed Series of Securities are unconditional, irrespective of the validity, regularity or enforceability of the Guaranteed Series of Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Guaranteed Series of Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guaranteed Series of Securities will not be discharged except by complete performance of the obligations contained in the Guaranteed Series of Securities and this Indenture.

(c)               If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any Custodian acting in relation to any of the Company or the Guarantor, any amount paid by either to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)               The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, to the extent permitted under applicable law, as between the Guarantor, on the one hand, and the Holders of Guaranteed Series of Securities and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (regardless of whether due and payable) will forthwith become due and payable by the Guarantor for the purpose of the Guarantees.

Section 10.2.               Limitation of Guarantee.

The Guarantor, and by its acceptance of a Guaranteed Series of Securities, each Holder thereof, hereby confirms that it is the intention of all such parties that the Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (including pursuant to Sections 547 through and including Section 533 of the Bankruptcy Law), the Uniform Voidable Transactions Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, to the extent permitted under applicable law, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of the Guarantor in respect of the obligations of the Guarantor under this Article X, result in the obligations of the Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

The Guarantor hereby covenants and agrees, to the extent permitted under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

Section 10.3.               Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 10.1 hereof, the Guarantor hereby agrees that a Guarantee in such form as shall be established by or pursuant to a Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2, shall be executed on behalf of the Guarantor by an Officer of the Guarantor on each Guaranteed Series of Securities authenticated and delivered by the Trustee.

The Guarantor hereby agrees that its Guarantee set forth in Section 10.1 hereof will remain in full force and effect notwithstanding any failure to execute a Guarantee with respect to any Guaranteed Series of Securities.

If an Officer whose signature is on such Guarantee no longer holds that office at the time the Trustee authenticates such Security as to which such Guarantee relates, the Guarantee shall be valid nevertheless.

The delivery of any Guaranteed Series of Securities by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee of such Guaranteed Series of Securities set forth in this Indenture on behalf of the Guarantor.

Section 10.4.               Release of Guarantee.

Any Guarantee other than the Guarantee of the General Partner shall be automatically and unconditionally released (without the requirement of any further action by the Trustee): (i) upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the Capital Stock or other interests of such Guarantor (other than to the Company or any Affiliate of the Company); (ii) upon the sale or disposition of all or substantially all the property of such Guarantor (other than to any Affiliate of the Company); or (iii) if at any time when no Event of Default has occurred and is continuing with respect to the Series of Securities, such Guarantor no longer guarantees (or which guarantee is being simultaneously released or will be immediately released after the release of the Guarantor) any other debt of the Company or any Affiliate of the Company. A Guarantee also shall be released with respect to a Guaranteed Series of Securities as provided in the Board Resolution, supplemental indenture or Officer’s Certificate delivered pursuant to Section 2.2. Any Guarantee, with respect to a Guaranteed Series of Securities, also will be released if the Company exercises its legal defeasance or its covenant defeasance option with respect to such Series as set forth in Article VIII, or if the Company’s obligations under this Indenture with respect to such Series are discharged as set forth in Section 8.4. The Company will give written notice as promptly as practicable to the Trustee of the automatic release of any Guarantee pursuant to this Section 10.4. At the Company’s request, the Trustee will execute and deliver any documents, instructions or instruments evidencing such release upon receipt of an Officer’s Certificate and an Opinion of Counsel (which the Trustee will be fully protected in relying upon) stating that such documents, instructions or instruments are permitted or authorized by this Indenture.

ARTICLE XI.
MISCELLANEOUS

Section 11.1.               Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 11.2.               Notices.

Any notice or communication by the Company, the General Partner or the Trustee to the other, or by a Holder to the Company, the General Partner or the Trustee, is duly given if in writing (including facsimile and .pdf transmissions) and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), email or overnight air courier guaranteeing next day delivery, to the others’ address:

if to the Company or the General Partner:

Agree Limited Partnership

c/o Agree Realty Corporation

70 East Long Lake Road

Bloomfield Hills, MI 48034

Attention: Chief Financial Officer

Telephone: (248) 419-6335

Facsimile: (248) 737-9110

Email: cthelen@agreerealty.com

with a copy to (which shall not constitute notice):

Honigman LLP

39400 Woodward Avenue, Suite 101

Bloomfield Hills, MI 48304

Attention: Lowell D. Salesin

Telephone: (248) 566-8540

Facsimile: (248) 566-8541

Email: lsalesin@honigman.com

if to the Trustee:

U.S. Bank National Association

Attention: Global Corporate Trust

535 Griswold Street, Suite 550

Detroit, MI 48226

Telephone: (313) 234-4716

Facsimile: (313) 963-9428

Email: james.kowalski@usbank.com

with a copy to (which shall not constitute notice):

BODMAN PLC
6th Floor at Ford Field
1901 St. Antoine Street
Detroit, Michigan 48226
Attention: Jessica Davis

Telephone: 313-393-7587

Facsimile:

Email: jdavis@bodmanlaw.com

The Company, the General Partner or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Securityholder shall be sent electronically or by first-class mail to his address shown on the register kept by the Registrar, in accordance with the procedures of the Depositary. Failure to send a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

If a notice or communication is sent or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

If the Company or the Guarantor sends a notice or communication to Securityholders, it shall send a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.

Section 11.3.               Communication by Holders with Other Holders.

Securityholders of any Series may communicate pursuant to TIA § 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.4.               Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (and the Trustee will be fully protected in relying upon):

(a)               an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)               an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.5.               Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)               a statement that the person making such certificate or opinion has read such covenant or condition;

(b)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)               a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)               a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.6.               Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7.               Legal Holidays.

Unless otherwise provided by Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2., a “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.8.               No Recourse Against Others.

A director, officer, employee, partner, member, manager or stockholder (past, present or future, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor or any successor to the Company or such Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Section 11.9.               Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by manual, facsimile, electronic or portable document format signature shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.

Section 11.10.           Governing Law.

THIS INDENTURE AND THE SECURITIES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 11.11.           No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12.           Successors.

All agreements of the Company and the Guarantor in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.13.           Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14.           Table of Contents, Headings, Etc.

The Table of Contents, reconciliation and the table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15.           Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.16.           USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 11.17.           Jury Waiver.

EACH OF THE COMPANY, ANY GUARANTOR, THE SECURITYHOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

ARTICLE XII.
SINKING FUNDS

Section 12.1.               Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series if so provided by the terms of such Securities pursuant to Section 2.2 and except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “mandatory sinking fund payment” and any other amount provided for by the terms of Securities of such Series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

Section 12.2.               Satisfaction of Sinking Fund Payments with Securities.

The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been repurchased by the Company or redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officer’s Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 12.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

Section 12.3.               Redemption of Securities for Sinking Fund.

Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 12.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2) before each such sinking fund payment date the Securities to be redeemed upon such sinking fund payment date will be selected in the manner specified in Section 3.2 and the Company shall send or cause to be sent a notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in and in accordance with Section 3.3. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.

ARTICLE XIII.
MEETINGS OF SECURITYHOLDERS OF SECURITIES

Section 13.1.               Purposes for Which Meetings May Be Called.

A meeting of Securityholders of any Series of Securities may be called at any time and from time to time pursuant to this Section 13.1 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by the Indenture to be made, given or taken by Securityholders of such Series.

Section 13.2.               Calling of a Meeting of Securityholders.

(a)               The Trustee may at any time call a meeting of Securityholders of any Series for any purpose specified in Section 13.1, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Securityholders of any Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 11.2, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)               In case at any time the Company, the General Partner or the Securityholders of at least 10% in principal amount of the outstanding Securities of any Series shall have requested the Trustee to call a meeting of the Securityholders of such Series for any purpose specified in Section 13.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, the General Partner, if applicable, or the Securityholders of such Series in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section 13.2.

Section 13.3.               Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Securityholders, a person shall be (a) a Securityholder of one or more outstanding Securities of such Series, or (b) a person appointed by an instrument in writing as proxy for a Securityholder or Securityholders of one or more outstanding Securities of such Series by such Securityholder or Securityholders; provided, that none of the Company, any other obligor upon the Series of Securities or any Affiliate of the Company shall be entitled to vote at any meeting of Securityholders or be counted for purposes of determining a quorum at any such meeting in respect of any Series of Securities owned by such persons. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders of any Series shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Guarantors and their counsel and any representatives of the Company and its counsel.

Section 13.4.               Quorum; Action.

The persons entitled to vote a majority in principal amount of the outstanding Securities of a Series shall constitute a quorum for a meeting of Securityholders of such Series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Securityholders of not less than a specified percentage in principal amount of the outstanding Securities of a Series, the persons holding or representing the specified percentage in principal amount of the outstanding Securities of such Series will constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Securityholders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 13.2, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Securities of that Series which shall constitute a quorum.

Except as provided in Section 9.3, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Securityholders of a majority in principal amount of the outstanding Securities of that Series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the Indenture expressly provides may be made, given or taken by the Securityholders of a specified percentage, which is less than a majority, in principal amount of the outstanding Securities of such Series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Securityholders of such specified percentage in principal amount of the outstanding Securities of a Series. Any such resolution passed or decision taken at any meeting of Securityholders of a Series duly held in accordance with this Section 13.4 shall be binding on all the Securityholders of such Series, whether or not such Securityholders were present or represented at the meeting.

Section 13.5.               Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)               Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders of a Series in regard to proof of the holding of Securities of such Series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b)               The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 13.2(b), in which case the Company, the General Partner or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the outstanding Series of Securities of such series represented at the meeting.

(c)               At any meeting, each Securityholder of Securities of such Series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by the Securityholder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Securityholder of such Series or proxy.

(d)               Any meeting of Securityholders duly called pursuant to Section 13.2 at which a quorum is present may be adjourned from time to time by persons entitled to vote a majority in principal amount of the outstanding Securities of such Series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 13.6.               Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Securityholders of a Series shall be by written ballots on which shall be subscribed the signatures of the Securityholders of such Series or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Series of Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Securityholders of such Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.2 and, if applicable, Section 13.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and the General Partner, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

AGREE LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	AGREE REALTY CORPORATION,
Its sole general partner

By:	/s/ Joel N. Agree
	Name:	Joel N. Agree
	Its:	President and Chief Executive Officer

AGREE REALTY CORPORATION,
a Maryland corporation

By:	/s/ Joel N. Agree
	Name:	Joel N. Agree
	Its:	President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ James Kowalski
	Name:	James Kowalski
	Its:	Vice President